CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-47479, 33-879650, 33-96436, 33-97760,
33-99792,  33-99794,  333-000140,   333-001070,  333-3424,  333-5781,  333-7097,
333-10681,  333-18003,  333-87908,  33-97710, 333-18347,  333-21095,  333-22725,
333-25209, 333-28251 and 333-42129.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 7, 1998